Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61940) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan of our report dated June 27, 2007, with respect to the financial statements and schedule of the Methode Electronics, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2006 and 2005.
/s/ Frank L. Sassetti & Co.
June 28, 2007
Oak Park, Illinois